Exhibit 99.2

Reconciliation of Non-GAAP Financial Measures

The Company views earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) as a commonly used analytic indicator within the health care industry, which serves as a measure of leverage capacity and debt service ability. These performance measures should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from this benchmark are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, the benchmarks as presented may not be comparable to other similarly titled measures of other companies.

Set forth below is a comparable reconciliation of the Company’s net earnings to EBITDA:

Comparable Reconciliation of Net Earnings to EBITDA

	Three Months Ended March 31,
	2002	2003

Net (loss) earnings	$(133,300)	$5,344
Income (benefit) taxes	(203)	4,198
Interest (income) expense	(17)	10,229
Depreciation & amortization	14,986	16,919

EBITDA	$(118,534)	$36,690